As filed with the Securities and Exchange Commission on March 18, 1997.
                                                      Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                              ------------------

                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              ------------------

                              METRO NETWORKS, INC.
             (Exact name of registrant as specified in its charter)

             Delaware                                    76-0505148
 (State or other jurisdiction of            (I.R.S. Employer Identification No.)
  incorporation or organization)

  2800 Post Oak Boulevard, Suite 4000
           Houston, Texas                                  77056
(Address of Principal Executive Offices)                 (Zip Code)

              Metro Networks, Inc. 1996 Incentive Stock Option Plan
             Metro Networks, Inc. 1996 Employee Stock Purchase Plan
                        Nonqualified Stock Option Grants
                            (Full title of the plans)

                               David I. Saperstein
                             Chief Executive Officer
                              Metro Networks, Inc.
                       2800 Post Oak Boulevard, Suite 4000
                              Houston, Texas 77056
                     (Name and address of agent for service)

                                 (713) 407-6000
          (Telephone number, including area code, of agent for service)

                                 With a copy to:

                              Neil A. Torpey, Esq.
                        Paul, Hastings, Janofsky & Walker
                                 399 Park Avenue
                            New York, New York 10022
                            Telephone: (212) 318-6000

                                             CALCULATION OF REGISTRATION FEE
===========================================================================================================================
                                                                                          Proposed
                                                                       Proposed           Maximum
                                                                       Maximum           Aggregate
                                                  Amount to be         Offering        Offering Price       Amount of
     Title of Securities to be Registered          Registered      Price Per Share          (1)          Registration Fee
---------------------------------------------------------------------------------------------------------------------------
Common Stock, Par Value $.01..................    2,530,000(2)           (1)             $52,240,000         $15,830
===========================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended. The Proposed Maximum Offering Price is based on the aggregate of: (a) an exercise price of $16.00 per share with respect to 540,000 shares issuable upon exercise of options granted under the 1996 Incentive Stock Option Plan (the "1996 Plan"), (b) an exercise price based on the average of the high and low prices as reported on the Nasdaq Stock Market's National Market ("Nasdaq National Market") on March 12, 1997 of $22.00 per share with respect to 460,000 shares issuable upon exercise of options to be granted under the 1996 Plan, (c) an exercise price based on the average of the high and low prices as reported on the Nasdaq National Market on March 12 of $22.00 per share with respect to 1,500,000 shares issuable upon exercise of options to be granted under the 1996 Employee Stock Purchase Plan (the "ESP Plan"), and (d) an exercise price of $16.00 per share with respect to 30,000 shares issuable upon exercise of nonqualified stock options granted to certain directors.

(2) Includes 1,000,000 shares to be issued pursuant to the 1996 Plan, 1,500,000 shares to be issued pursuant to the ESP Plan and 30,000 shares to be issued pursuant to certain nonqualified stock options granted to certain directors. In addition to such shares, this Registration Statement covers an indeterminate number of additional shares which may become subject to options as a result of the adjustment provisions of the plans and agreements. The registration fee is calculated only on the stated number of shares.

================================================================================

                               EXPLANATORY NOTE

        This Registration Statement is intended to register (i) shares to be issued and sold pursuant to the Metro Networks, Inc. 1996 Incentive Stock Option Plan (the "1996 Plan"), (ii) shares to be issued and sold pursuant to the Metro Networks, Inc. 1996 Employee Stock Purchase Plan (the "ESP Plan") and (iii) shares to be issued and sold pursuant to nonqualified stock options (the "Options") issued to certain directors of the Registrant. Pursuant to the Note to Part I of Form S-8, the plan information specified by Part I of Form S-8 to be contained in a Section 10(a) prospectus to be distributed to each optionee is not being filed with the Securities and Exchange Commission. Part II contains Information Required in the Registration Statement pursuant to Part II of Form S-8.

                                   PART II(1)

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following information filed with the Securities and Exchange Commission (the "Commission") is incorporated herein by reference:

        1. The Registrant's Prospectus filed October 16, 1996 pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act").

        2. The Registrant's Quarterly Report on Form 10-Q filed on November 13, 1996, pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        3. The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, as amended, filed on October 18, 1996, pursuant to the Exchange Act.

        In addition, all documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

        Not applicable; the class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law (the "DGCL") and Article EIGHTH of the Registrant's Certificate of Incorporation provide for indemnification of the Registrant's directors and officers in a variety of circumstances which may include liabilities under the Securities Act of 1933. Article EIGHTH provides that unless otherwise determined by the Board of Directors of the Registrant,

----------
(1) Information required by Part I of Form S-8 to be contained in a Section 10(a) prospectus to be distributed to each optionee is omitted from this Registration Statement in accordance with Rule 428 promulgated under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

the Registrant shall indemnify to the full extent permitted by the laws of Delaware, as from time to time in effect, the persons described in Section 145 of the DGCL.

        The general effect of the provisions in the Registrant's Amended and Restated Certificate of Incorporation and the DGCL is to provide that the Registrant shall indemnify its directors and officers against all liabilities and expenses actually and reasonably incurred in connection with the defense or settlement of any judicial or administrative proceedings in which they have become involved by reason of their status as corporate directors or officers, if they acted in good faith and in the reasonable belief that their conduct was neither unlawful (in the case of criminal proceedings) nor consistent with the best interests of the Registrant. With respect to legal proceedings by or in the right of the Registrant in which a director of officer is adjudged liable for improper performance of his duty to the Registrant or another enterprise which such person served in a similar capacity at the request of the Registrant, indemnification is limited by such provisions that amount which is permitted by the court.

        The Registrant maintains officers' and directors' liability insurance which will insure against liabilities that officers and directors of the Registrant may incur in such capacities.

        The Underwriting Agreement dated October 16, 1996 by and among the Registrant, certain controlling persons of the Registrant and the Underwriters (as defined therein) provides for indemnification of the directors and officers of the Registrant signing the Registration Statement (as defined therein) and certain controlling persons of the Registrant against certain liabilities, including those arising under the Securities Act in certain instances, of the Underwriters.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

        The exhibits filed as part of this Registration Statement are as follows:

       Exhibit No.  Description
       -----------  -----------

           4.1 Amended and Restated Certificate of Incorporation of the Registrant.(*)

           4.2      Amended and Restated By-laws of the Registrant.(*)

           4.3      Form of Common Stock Certificate.(*)

           4.4      Form of Series A Convertible Preferred Stock Certificate.(*)

           4.5      1996 Incentive Stock Option Plan.(*)

           4.6      1996 Employee Stock Purchase Plan.

           4.7      Form of Nonqualified Stock Option Agreement.

       Exhibit No.   Description
       -----------   -----------

           5.1       Opinion of Paul, Hastings, Janofsky & Walker LLP.

          23.1       Consent of KPMG Peat Marwick LLP.

          23.2 Consent of Paul, Hastings, Janofsky & Walker LLP (contained in Exhibit 5.1).

          24.1 Power of Attorney (contained on the Signature Page of this Registration Statement).

----------
(*) Incorporated by reference to the Registrant's Registration Statement on Form
    S-1, Registration No. 333-6311, originally filed with the Securities and Exchange Commission on June 22, 1996, and declared effective (as amended) on October 16, 1996.

Item 9. Undertakings.

    The undersigned Registrant hereby undertakes:

        A. (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15 (d) of the Exchange Act that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 18, 1997.


                                        METRO NETWORKS, INC.
                                        (Registrant)



                                        By:  /s/ David I. Saperstein
                                            ------------------------------------
                                            David I. Saperstein
                                            Chairman and Chief Executive Officer

                               POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David I. Saperstein, Shane E. Coppola and Gary L. Worobow, with full power to act without the other, and each of them, as his true and lawful attorney- or attorneys-in-fact and agent or agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre- or post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                        Title                        Date
        ---------                        -----                        ----

/s/ David I. Saperstein      Chairman and Chief Executive        March 18, 1997
--------------------------   Officer (Principal Executive
DAVID I. SAPERSTEIN          Officer)



/s/ Curtis H. Coleman*       Senior Vice President, Chief        March 18, 1997
--------------------------   Financial Officer and Director
CURTIS H. COLEMAN            (Principal Accounting and
                             Financial Officer)



/s/ Charles I. Bortnick*     President and Director              March 18, 1997
--------------------------
CHARLES I. BORTNICK


/s/ Shane E. Coppola*        Executive Vice President and        March 18, 1997
--------------------------   Director
SHANE E. COPPOLA


/s/ Gary L. Worobow*         Senior Vice President, General      March 18, 1997
--------------------------   Counsel, Secretary and Director
GARY L. WOROBOW


__________________________   Director
JAMES A. ARCARA


__________________________   Director
ROBERT M. MIGGINS


__________________________   Director
DENNIS F. HOLT

*  by David I. Saperstein as attorney-in-fact

                                 EXHIBIT INDEX


Exhibit                                                               Sequential
  No.                          Description                             Page No.
-------                        -----------                            ----------

  4.1       Amended and Restated Certificate of Incorporation of the
            Registrant.(*)

  4.2       Amended and Restated By-laws of the Registrant.(*)

  4.3       Form of Common Stock Certificate.(*)

  4.4       Form of Series A Convertible Preferred Stock
            Certificate.(*)

  4.5       1996 Incentive Stock Option Plan.(*)

  4.6       1996 Employee Stock Purchase Plan.

  4.7       Form of Nonqualified Stock Option Agreement.

  5.1       Opinion of Paul, Hastings, Janofsky & Walker LLP.

 23.1       Consent of KPMG Peat Marwick LLP.

 23.2       Consent of Paul, Hastings, Janofsky & Walker (included in
            Exhibit 5.1).

 24.1       Power of Attorney (included on the Signature Page).

----------
(*) Incorporated by reference to the Registrant's Registration Statement on Form
    S-1, Registration No. 333-6311, originally filed with the Securities and Exchange Commission on June 22, 1996, and declared effective (as amended) on October 16, 1996.